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                 MAJESCO RAISES REVENUE GUIDANCE FOR FISCAL 2004
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           Operating Income Estimated To Be Between $12 - $15 Million
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                     Versus A $9 Million Loss For Prior Year
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EDISON, N.J. - April 1, 2004 - Majesco Sales Inc., the sole operating subsidiary of ConnectivCorp (OTC BB: CTTV), and a publisher and distributor of interactive entertainment products for a variety of platforms, today announced that based on better-than-expected orders and interest in its upcoming line of Game Boy
Advance Video titles, the company is raising its revenue guidance for the full fiscal year 2004.

Based on preliminary estimates, Majesco expects net revenues in the range of $100 to $110 million for its fiscal year ending October 31, 2004, an increase of 12% to 24% from the company's prior guidance of $89 million and an increase of at least 115% over fiscal 2003 net revenue of $47 million.

The company expects operating income for the 2004 year to be $12 - $15 million versus an operating loss of $9 million in the prior year.

"Initial orders and enthusiasm for our Game Boy Advance Video lineup have exceeded our expectations," said Jesse Sutton, Chief Executive Officer, Majesco Sales Inc. "In addition, our strong first quarter results and an earlier than originally planned launch date for our video titles, gives us the confidence to raise our revenue expectations for the full year."

ABOUT MAJESCO
Established in 1986 and headquartered in Edison, NJ, with offices in the United Kingdom, Majesco is the sole operating unit of ConnectivCorp (OTC BB: CTTV) and is

                                     -more-

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MAJESCO / FISCAL 2004 GUIDANCE / 2

a leading international developer, publisher and distributor of interactive entertainment products for the Xbox(R) video game system from Microsoft, Sony PlayStation(R)2 computer entertainment system, and Nintendo GameCube(TM) and Game Boy(R) Advance systems, as well as the personal computer. The Company's 2004 lineup includes the critically acclaimed Advent Rising, the first in a trilogy of action/adventure games; BloodRayne 2, the sequel to its popular action/horror series, as well as the launch of its Game Boy(R) Advance Video product line, which utilizes the Company's proprietary video compression technology to enable consumers to view commercial-grade video on a standard Nintendo Game Boy Advance system. Additional information about Majesco and their entire line up of exciting entertainment products can be found at www.majescogames.com.

SAFE HARBOR
Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as "may," " will," "intend," "should," "expect," "anticipate," "estimate" or "continue" or the negatives thereof or other comparable terminology. The Company's actual results could differ materially from those anticipated in such forward-looking statements due to a variety of factors. These factors include but are not limited to, the demand for our products; competitive factors in the businesses in which we compete; continued consumer acceptance of the gaming platforms on which our products operate and our products; fulfillment of orders preliminarily made by customers; adverse changes in the securities markets and the availability of and costs associated with sources of liquidity; changes in national, regional or local business conditions or economic environments; government fiscal and monetary policies; and legislative or regulatory changes that affect our business. The Company does not undertake, and specifically disclaims any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.



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